                                                                    EXHIBIT 99.1


[FIRST AMERICAN CORPORATION LOGO]


                                                                    NEWS RELEASE

Financial Contact:  First American: Carroll Kimball,   Telephone: 615 / 748-2455,  Fax: 615 / 748-2755
                    Deposit Guaranty: Joe Powell,      Telephone: 601 / 354-8018,  Fax: 601 / 354-8192
Media Contact:      First American: Vicki Kessler,     Telephone: 615 / 748-2912,  Fax: 615 / 748-2535
                    Deposit Guaranty: Pam Kloha,       Telephone: 601 / 968-4759,  Fax: 601 / 368-4644

For Immediate Release

         FIRST AMERICAN AND DEPOSIT GUARANTY ANNOUNCE MERGER AGREEMENT


         NASHVILLE, TENN., Dec. 8, 1997 - First American Corporation (NASDAQ:
FATN) and Deposit Guaranty Corp. (NYSE: DEP) today announced the signing of a definitive agreement under which Deposit Guaranty will be merged into First American.



ACQUISITION OVERVIEW:

         Under the terms of the agreement, Deposit Guaranty shareholders will receive, in a tax-free exchange, 1.17 shares of First American common stock for each share of Deposit Guaranty common stock. The value of the transaction is $2.7 billion and represents an exchange value of $64.06 for each common share of Deposit Guaranty stock, based on First American's closing share price of $54.75 on Friday, Dec. 5, 1997. The merger will be accounted for as a pooling-of-interests and is expected to be neutral to earnings in 1998 and 6 percent accretive to First American's consensus earnings estimate in 1999.

         Dennis C. Bottorff, chairman and CEO of First American, said, "First American has set strategic goals to become one of the highest performing, most highly valued financial services institutions in the industry. We believe this combination with Deposit Guaranty will enhance our ability to attain those goals."

         "We anticipate the combined company's return on equity will increase 250 - 300 basis points from 16.8 percent in the third quarter to more than 19.0 percent pro forma. An improving net interest margin, resulting from the lower cost of funds in the Deposit Guaranty markets, along with improving productivity in the core banking business, will fuel the ROE increase. We expect the efficiency in the core banking business to improve to less than 50 percent, driven by additional cost and revenue synergies," Bottorff said.

                                    --MORE--

FIRST AMERICAN ANNOUNCES MERGER (CONTD) - PAGE 2 OF 4

         E.B. Robinson Jr., chairman and CEO of Deposit Guaranty Corp., said, "Deposit Guaranty sought a merger partner who would generate superior value for our shareholders. First American is a financial services provider of the future rather than a bank of the past. First American is farther down the road with customer profitability and distribution management than most banks in the country and we concluded that the fit of the two organizations was excellent. Deposit Guaranty believes both shareholder groups will win in this merger as the enhanced revenue and lower costs of distribution occur in the future," he said.

         While First American expects the merger to be accretive to earnings by 6 percent in 1999, if the benefits of earnings on excess capital were included in the earnings, the merger should, on a proforma basis be accretive by 10 percent. These expectations are based on estimated cost savings of 25 percent ($68 million) and revenue synergies of 7.5 percent ($20 million) of Deposit Guaranty's cost base, which should be fully phased in during 1999. The company expects to incur restructuring and merger-related, pre-tax charges of approximately $102 million.

         Included in the restructuring and merger-related costs is $15 million to fund a charitable foundation dedicated to supporting the communities Deposit Guaranty serves. A board of trustees, which will be led by Mr. Robinson, will administer the foundation.

         Cost savings are expected to be achieved primarily from the consolidation of back-office processing and support functions, and through improvements in the efficiency of the retail distribution system. The revenue enhancements should result from utilizing First American's customer profitability and distribution management technology, increased investment product sales resulting from the integration of its investment products sales structure with Deposit Guaranty's branch system, and a more proactive small business focus throughout the Deposit Guaranty franchise.

         The combined company, which will be headquartered in Nashville, Tenn., will have assets of approximately $17.4 billion, deposits of $13 billion and stockholders' equity of $1.5 billion. It will operate in Tennessee, Mississippi, Louisiana, Arkansas, Virginia, and Kentucky and will be the 4th largest financial services institution in the Mid-South region in total assets.


                                    --MORE--

FIRST AMERICAN ANNOUNCES MERGER (CONTD) - PAGE 3 OF 4

Subject to regulatory and stockholder approvals, the transaction is expected to close in the second quarter of 1998.


MANAGEMENT STRUCTURE:

         Dennis C. Bottorff will remain chairman and CEO of First American Corporation (Corporation). E.B. Robinson, Jr. will be named vice chairman and chief operating officer of the Corporation. Dale W. Polley will remain president of the Corporation. Robert A. McCabe, Jr. will remain vice chairman of the Corporation and president of First American Enterprises. Howard L. McMillan Jr., currently president of Deposit Guaranty, will be named chairman of the Deposit Guaranty operating units.


DEPOSIT GUARANTY FRANCHISE OVERVIEW:

         Deposit Guaranty is a $6.8 billion financial services holding company headquartered in Jackson, Miss., with 171 banking offices and 195 ATMs in its three state operating areas of Mississippi, Louisiana and Arkansas. Approximately 3,500 people work for Deposit Guaranty. The corporation is the parent company of Deposit Guaranty National Bank, and has mortgage offices in Oklahoma, Nebraska, Texas, Indiana and Iowa. Deposit Guaranty has previously announced plans to acquire Victory Bancshares (total assets of $118 million) in Memphis, Tenn., which is scheduled to close during the first quarter of 1998.


FIRST AMERICAN FRANCHISE OVERVIEW:

         First American is a $10.6 billion financial services holding company headquartered in Nashville, Tenn., with 169 banking offices and 440 ATMs. Approximately 4,200 people work for First American. The corporation is the parent company of First American National Bank, First American Federal Savings Bank of Virginia and First American Enterprises Inc. The company also owns 98 percent of INVEST Financial Corporation. Through INVEST, the


                                    --MORE--

FIRST AMERICAN ANNOUNCES MERGER (CONTD) - PAGE 4 OF 4

company has approximately 1,900 representatives selling mutual funds, annuities and other investment and insurance products in more than 1,000 investment centers throughout the U.S.

         TO THE EXTENT THAT STATEMENTS IN THIS REPORT RELATE TO THE PLANS, OBJECTIVES OR FUTURE PERFORMANCE OF FIRST AMERICAN CORPORATION, THESE STATEMENTS ARE CONSIDERED TO BE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH STATEMENTS ARE BASED ON MANAGEMENT'S CURRENT EXPECTATIONS AND THE CURRENT ECONOMIC ENVIRONMENT. ACTUAL STRATEGIES AND RESULTS IN FUTURE PERIODS MAY DIFFER MATERIALLY FROM THOSE CURRENTLY EXPECTED DUE TO VARIOUS RISKS AND UNCERTAINTIES. ADDITIONAL DISCUSSION OF FACTORS AFFECTING FIRST AMERICAN'S BUSINESS AND PROSPECTS IS CONTAINED IN THE COMPANY'S PERIODIC FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.





                                      XXXX

             FIRST AMERICAN CORPORATION DEPOSIT GUARANTY CORPORATION
                                December 8, 1997
                             Deal Summary Fact Sheet

STRUCTURE:
         -        Pooling of interests
         -        Tax-free exchange
         -        Definitive agreement signed
         -        Due diligence completed

TERMS:
         - 1.17 shares of First American common stock for each common share of Deposit Guaranty
         -        19.9% stock option from DEP to FATN
         - Deposit Guaranty has the right to terminate the agreement if First American's stock price on average for the 20 business days preceding consummation either;
                  -        (1) Declines by more than 25%, or
                  - (2) Declines by more than 20% and more than 15% relative to a specified bank index

PRICING:  (Based on closing share prices as of Dec. 5, 1997)
         -        FATN closing price (12/5/97): $54.75
         -        DEP closing price (12/5/97): $52.38
         -        Purchase price: $2.7 billion
         -        Purchase price per share: $64.06
         -        Price/Book: 4.19x
         -        Price/1998 EPS consensus: 25.33x
         - Pricing compares favorably to recent transactions based on contribution analysis, implied ROA, price-to-earnings adjusted for synergies and earnings contribution.

TIMING:
         -        Expected to close in the second quarter of 1998
         - Subject to shareholder (both organizations) and regulatory approvals

ACQUISITION RATIONALE:
         - Aids in FATN becoming one of the highest performing, most highly valued companies in the industry
         - Neutral to earnings in 1998; 6% accretive in 1999 (based on IBES consensus estimates)
         -        250-300 basis point expected increase in ROE
         -        Expected improvement in productivity
         -        Opportunity to increase net interest margin
         - Low cost source of funds in Mississippi, Louisiana and Arkansas markets
         - 32.5% expected synergies (25% cost, 7.5% revenue); fully phased in during 1999
         -        Broadened geographic presence
         - Opportunity to capitalize on FATN customer profitability and distribution management technologies